			FORM N-SAR ATTACHMENT ITEM 77 0
		"10f-3 TRANSACTIONS FOR THE PERIOD MAY  1 THROUGH OCTOBER 31, 1996"
			"ALLIANCE GLOBAL ENVIRONMENT FUND, INC."




		          Date		    Shares		  % of Fund Price per		Shares Purchased Total Shares		% of Issue			                   Shares Held
Security		Purchased		Purchased		Assets1		 Share		     by Fund group		  Issued      Purchased By Group2		Broker(s)		     1/31/96

Polymer    05/09/96		"150,000 "		2.9%		   18.000		    "196,900 "		   "14,200,000 "		1.39%		             Goldman Sachs
Group      05/09/96		"10,000 "				        18.00								                                                 Salomon Bros.
Inc.		     05/09/96		"1,000 "				         18.000								                                                McDonald & Co.
		         05/09/96		"5,000 "				         18.000								                                                Natwest
		         05/09/96		"2,000 "				         18.000								                                                Everen
		         05/09/96		"1,000 "				         18.000								                                                Dain
				                 "169,000 "														                                                                         "350,000 "
